EXHIBIT 4.4

RIGHTS CERTIFICATE NUMBER: [•]	NUMBER OF RIGHTS: [•]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S
PROSPECTUS DATED [●], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY
REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE
CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT.

BioFuel Energy Corp.

Incorporated under the laws of the State of Delaware

TRANSFERABLE RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares
of BioFuel Energy Corp.

Subscription Price: $5.00 per share

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY
TIME, ON OCTOBER 17, 2014, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER: [•]

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to purchase 2.2445 shares (the “Shares”) (subject to rounding as described in the Prospectus) of Common Stock of BioFuel Energy Corp., a Delaware corporation (the “Company”), at a subscription price of $5.00 per Share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of BioFuel Energy Corp. Rights Certificates” accompanying this Rights Certificate.  In addition Rights holders are entitled to subscribe for an additional amount of Shares equal to up to 100% of the Shares for which they were otherwise entitled to subscribe (the “Over-Subscription Privilege”). Third Point (as defined in the Prospectus) has agreed to fully exercise its Over-Subscription Privilege (the “Third Point Over-Subscription Privilege”) and it will receive any available over-subscription shares prior to such shares being allocated to other holders, up to the Third Point Ownership Threshold (as defined in the Prospectus). If there is a sufficient number of shares (the “Excess Shares”) available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of the Rights under all Basic Subscription Privileges and the exercise of the Third Point Over-Subscription Privilege, all over-subscription requests will be honored in full. If insufficient Shares are available to fully satisfy the Over-Subscription Privilege requests of all holders following the exercise of thee Rights under all Basic Subscription Privileges and the exercise of the Third Point Over-Subscription Privilege, the available unsubscribed Shares will be distributed proportionately among those holders who exercised their Over-Subscription Privilege based on the number of Shares each holder subscribed for pursuant to their Over-Subscription Privilege.  The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the rights price for each Share in accordance with the “Instructions as to Use of BioFuel Energy Corp. Rights Certificates” that accompany this Rights Certificate.

Other than with respect to Greenlight (as defined in the Prospectus) and Third Point (as defined in the Prospectus), a person or entity, together with related persons or entities, may not exercise Rights (including the Over-Subscription Privilege) to purchase Shares in the Rights Offering that would result in such person or entity, together with any related persons or entities, owning more than 4.99% of the issued and outstanding shares of common stock of the Company upon the consummation of the Rights Offering, the Acquisition (as defined in the Prospectus) and the related transactions described in the Prospectus. Without limiting the foregoing, the Company does not intend to accept any subscriptions pursuant to the Basic Subscription Privilege, or over-subscriptions pursuant to the Over-Subscription Privilege, if the Company believes such subscriptions or over-subscriptions may have an unfavorable effect on the Company’s ability to preserve its NOLs (as defined in the Prospectus).

Witness the signatures of BioFuel Energy Corp.’s duly authorized officers.

Dated: [•], 2014

President, Chief Executive Officer	Vice President, General Counsel and Corporate Secretary

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. DO NOT SEND

THIS RIGHTS CERTIFICATE DIRECTLY TO BIOFUEL ENERGY CORP.

By Mail:	By Hand or Overnight Courier:

Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: Reorganization Department	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717	Edgewood, NY 11717

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF RIGHTS

To subscribe for Shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c).  To subscribe for Shares pursuant to your Over-Subscription Privilege, which allows you to subscribe for an additional number of Shares equal to up to 100% of the Shares for which you were otherwise entitled to subscribe pursuant to your Basic Subscription Privilege, please also complete line (b).  To the extent you subscribe for more Shares than you are entitled under the Basic Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Shares for which you are entitled to subscribe under the Basic Subscription Privilege and the excess will be deemed to be an election to purchase pursuant to your Over-Subscription Privilege. You cannot exercise any Over-Subscription Privileges unless you have exercised your Basic Subscription Privilege in full.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ____________ Shares	x $ 5.00	= $ ________________
(no. of Shares)	(rights price)	(payment amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you fully exercised your Basic Subscription Privilege and you wish to subscribe for additional Shares pursuant to your Over-Subscription Privilege, you may subscribe for up to 100% of the Shares for which you were entitled to subscribe pursuant to your Basic Subscription Privilege:

I subscribe for _____________ Shares	x $ 5.00	= $ ________________
(no. of Shares)	(rights price)	(payment amount enclosed)

NOTE: If insufficient Shares are available to fully satisfy the Over-Subscription Privilege requests of all holders, the available unsubscribed Shares will be distributed proportionately among those holders who exercised their Over-Subscription Privilege based on the number of Shares each holder subscribed for pursuant to their Over-Subscription Privilege.

(c) Total Amount of Payment Enclosed   =   $___________

Payments must be made in full in U.S. currency by certified or cashier’s check payable to Broadridge Corporate Issuer Solutions, Inc., as subscription agent (the “Subscription Agent”) drawn upon a U.S. bank, or by wire transfer. Such payment will be deemed to have been received by the Subscription Agent immediately upon receipt. Personal checks will not be accepted.

METHOD OF PAYMENT (CHECK ONE)

☐	Certified Check payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for BioFuel.”

☐	Cashier’s Check payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for BioFuel.”

☐	Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for BioFuel, for purposes of accepting subscriptions in this rights offering at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104, ABA #121000248, SWIFT Code WFBIUS6S, Account #4124218686, account name Broadridge Corporate Issuer Solutions, with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete Form 2, sign under Form 4 and have your signature guaranteed under Form 5.

FOR VALUE RECEIVED, the undersigned does/do hereby sell, assign and transfer to:

Name of Transferee

Address of Transferee

City, State, Zip Code

Social Security Number

______ Rights to purchase Shares of Common Stock of BioFuel Energy Corp. represented by certificate number(s)

_______ inclusive, standing in the name of the undersigned on the books of BioFuel Energy Corp.

The undersigned does/do hereby irrevocably constitute and appoint Broadridge attorney to transfer the said Rights on the books of BioFuel Energy Corp., with full power of substitution in the premises.

FORM 3-DELIVERY TO DIFFERENT NAME OR ADDRESS

If you wish for the Shares underlying this Rights Certificate to be delivered to a name or address different from that shown on the face of this Rights Certificate, please enter the alternate name or address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have the Prospectus for the Rights Offering and I hereby irrevocably subscribe for or transfer to a designated transferee (as applicable) the number of Shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2 or Form 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an Eligible Guarantor Institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF BIOFUEL ENERGY CORP. RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, AT (855) 627-5082.